Exhibit 10.42

SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release (“Agreement”) is entered into this 6th day of November, 2001 by Craig M. Siegler (“Plaintiff”) and Illinois Superconductor Corporation (now known as ISCO International, Inc.) (“ISCO”).

     WHEREAS, Craig Siegler filed a certain lawsuit against ISCO in 1996 entitled Craig M. Siegler v. Illinois Superconductor Corporation, No. 96 CH 5824, in the Circuit Court of Cook County, Illinois (“the Lawsuit”);

     WHEREAS, ISCO expressly denied and continues to deny Plaintiff’s allegations in the Lawsuit;

     WHEREAS, following a jury verdict, judgment was entered against ISCO in the amount of $6,541,254.27 on October 19, 2001 (“the Judgment”);

     WHEREAS, Plaintiff commenced supplementary proceedings in the Circuit Court of Cook County, Illinois against ISCO to enforce the Judgment, and caused a Citation to Discover Assets (“Citation”) to be served upon ISCO and its chief financial officer on or about October 23, 2001;

     WHEREAS, the parties hereto desire to settle and compromise their disputes;

     NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

     1.     On or before November 6, 2001, ISCO agrees to pay to Plaintiff the sum of $4,925,000.00 (Four million nine hundred twenty-five thousand dollars) (the “Payment”) as full and final satisfaction of the Judgment plus interest. ISCO shall make the Payment by delivering funds by wire transfer to Plaintiff’s attorney, Myron M. Cherry, at the following address: “The PrivateBank and Trust Company, ABA Routing No. 071006486, For Credit To: Myron M. Cherry—Special Account”.

     2.     Plaintiff agrees that, beginning on November 1, 2001, notwithstanding any restrictions on the transfer or disposition of ISCO’s property imposed by the Citation or by order of court, ISCO may enter into any transaction necessary to obtain funds to make the Payment described in this Agreement. Plaintiff will not ask the court to impose any penalty or sanction for any transfer or disposition of property by ISCO permitted by this Paragraph.

     3.     Plaintiff Siegler does, for himself, his legal representatives, attorneys, heirs, successors, creditors, assigns, and any and all other persons or entities claiming by, through, or under Plaintiff Siegler, fully release and forever discharge ISCO (as defined below) of and from all manner of actions, causes of action, debts, dues, liabilities, controversies, claims, demands, rights, costs, expenses, compensation, or causes of action of any kind or nature

SETTLEMENT AGREEMENT AND RELEASE

whatsoever, asserted or unasserted, whether based on a tort, contract, statute, or other theory of recovery, whether legal or equitable, and whether for compensatory, punitive, statutory or other form of damage or relief which had existed from the creation of the world to the date of this Agreement relating to this case or any other circumstance, known or unknown, including, without limitation, the matters and things which were alleged, or which could have been alleged, in the Lawsuit; provided, however, the sole and only exception to the Release set forth in this paragraph is that it does not affect any contractual rights of Plaintiff Siegler, or contractual obligations of ISCO, which arise under the express terms of any written agreement which provides Plaintiff Siegler with the right to acquire common shares of ISCO.

     4.     Defendant ISCO does, for itself, its legal representatives, attorneys, heirs, successors, creditors, assigns, and any and all other persons or entities claiming by, through, or under Defendant ISCO, as defined below, fully release and forever discharge Plaintiff Siegler, his legal representatives, attorneys, heirs, successors, creditors, and assigns, of and from all manner of actions, causes of action, debts, dues, liabilities, controversies, claims, demands, rights, costs, expenses, compensation, or causes of action of any kind or nature whatsoever, asserted or unasserted, whether based on a tort, contract, statute, or other theory of recovery, whether legal or equitable, and whether for compensatory, punitive, statutory or other form of damage or relief which had existed from the creation of the world to the date of this Agreement relating to this case or any other circumstance, known or unknown, including, without limitation, the matters and things which were alleged, or which could have been alleged, in the Lawsuit.

     5.     As used in paragraph 3 and 4 above, ISCO includes Illinois Superconductor Corporation (now known as ISCO International, Inc.), a Delaware corporation, its legal representatives, successors, assigns, agents, attorneys, officers, directors, employees, shareholders, lenders, insurers, divisions, corporate parents, subsidiaries, and affiliates, and any and all other persons or entities claiming by, through, or under ISCO. This Agreement shall be binding in all respects upon, and shall inure to the benefit of, all such persons or entities.

     6.     Plaintiff agrees that immediately upon delivery of the Payment, Plaintiff will execute and deliver to ISCO: (a) a stipulation of dismissal with prejudice and without costs, of the lawsuit entitled Craig M. Siegler v. Illinois Superconductor Corporation, No. 96 CH 5824 Circuit Court of Cook County, Illinois in the form attached hereto as Exhibit A; (b) a stipulation of dismissal with prejudice of the supplementary proceedings and the Citation, without costs, in the form attached hereto as Exhibit B; and (c) a satisfaction of judgment, in a form attached hereto as Exhibit C. Plaintiff further agrees to execute any and all other documents, if necessary, to obtain orders dismissing the Lawsuit and supplementary proceedings (including the Citation) with prejudice and without costs, if Exhibits A, B and C are not sufficient to effect a dismissal with prejudice of the Lawsuit and supplementary proceedings (including the Citation).

     7. The parties to this Agreement recognize that any payments or agreements made pursuant to this Agreement are not an admission of any liability or responsibility for, or of the correctness of, any of the claims which were or may have been asserted in the Lawsuit, which liability, responsibility and correctness are hereby expressly denied by ISCO.

SETTLEMENT AGREEMENT AND RELEASE

     8.     In any action brought by any party relating to an alleged breach of paragraphs 3, 4 or 6 of this Agreement, the prevailing party shall be entitled to his or its reasonable attorneys’ fees and costs.

     9.     Any action to enforce the provisions of this Agreement, or relating to its breach, shall be brought in the Circuit Court of Cook County, Illinois, and solely for the purposes thereof, each of the parties hereto consents to the personal jurisdiction of that Court over him or it.

     10.     The parties to this Agreement have consulted with counsel of their choice prior to entering into this Agreement.

     11.     This Agreement constitutes the parties’ entire agreement and is a complete merger of all antecedent offers, counter-offers, negotiations, and agreements. Any representations which are not contained in this Agreement have not been, and are not now, relied upon in entering into this Agreement.

     12.     This Agreement shall not be altered or modified except by the written consent of all of the parties.

     13.     Each of the parties warrants that it has the power to settle and release fully and dismiss all actions, causes of action, debts, dues, liabilities, controversies, claims, and demands as set forth herein, and that it has not sold, assigned, transferred or otherwise disposed of the same to any third party. Each of the parties further warrants that its signatories are duly authorized and empowered to sign this Agreement on its behalf.

     14.     Each party shall bear its own costs and attorneys’ fees in connections with this dispute.

     15.     This Agreement shall be governed by Illinois law.

     16.     The parties agree that this Agreement may be signed in counterparts. The parties also agree that this Agreement will become binding and effective upon the exchange of facsimile copies of the required signatures. The parties will thereafter exchange formal signed originals of this Agreement for their permanent records.

SETTLEMENT AGREEMENT AND RELEASE

     WHEREFORE THE UNDERSIGNED HAVE EXECUTED THIS SETTLEMENT AGREEMENT AND RELEASE THIS 6th DAY OF NOVEMBER, 2001.

/s/ CRAIG M. SIEGLER	Dated:	November 6, 2001
CRAIG M. SIEGLER

WITNESS:

SETTLEMENT AGREEMENT AND RELEASE

ILLINOIS SUPERCONDUCTOR CORPORATION
(NOW KNOWN AS ISCO INTERNATIONAL, INC.)

By: /s/ CHARLES F. WILLES	Date:	November 6, 2001

Name: Charles F. Willes

Title: Executive Vice President

WITNESS: